UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM
8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
May 8, 2025
Date of Report (Date of earliest event reported)

REGENCY CENTERS CORPORATION
REGENCY CENTERS, L.P.
(Exact name of registrant as specified in its charter)

Florida (Regency Centers Corporation) Delaware (Regency Centers, L. P.)	001-12298 (Regency Centers Corporation) 0-24763 (Regency Centers, L.P.)	59-3191743 (Regency Centers Corporation) 59-3429602 (Regency Centers, L.P.)
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
One Independent Drive, Suite 114
Jacksonville, Florida 32202
(Address of principal executive offices) (Zip Code)
(904)
598-7000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)

Securities registered pursuant to Section 12(b) of the Act:
Regency Centers Corporation

Title of each class	Trading Symbol	Name of each exchange on which registered
Common Stock, $.01 par value	REG	The Nasdaq Stock Market LLC
6.250% Series A Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCP	The Nasdaq Stock Market LLC
5.875% Series B Cumulative Redeemable Preferred Stock, par value $0.01 per share	REGCO	The Nasdaq Stock Market LLC
Regency Centers, L.P.

Title of each class	Trading Symbol	Name of each exchange on which registered
None	N/A	N/A
Check the appropriate box below if the Form
8-K
filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230 .425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule
12b-2
of the Securities Exchange Act of 1934
(§240.12b-2
of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events
On May 8, 2025, Regency Centers, L.P. (“RCLP”) and Regency Centers Corporation (“Regency”), the general partner of RCLP, entered into an Underwriting Agreement (the “Underwriting Agreement”) with Wells Fargo Securities, LLC, as representative of the several underwriters named therein, pursuant to which RCLP agreed to issue and sell an aggregate of $400,000,000 principal amount of its 5.00% Notes due 2032 (the “Notes”) priced to the public at 99.279% of principal amount. The Notes are guaranteed as to the payment of principal and interest by Regency. The offering of the Notes closed on May 13, 2025.
The Notes bear interest at a rate of 5.00% per annum and mature on July 15, 2032. Interest on the Notes will be payable semi-annually in arrears on January 15 and July 15 of each year, commencing on January 15, 2026, to holders of record on the immediately preceding January 1 and July 1. The Notes will be unsecured and unsubordinated debt of RCLP and will rank on a parity with all its existing and future unsecured and unsubordinated debt.
The Notes were issued pursuant to the terms of that certain Indenture dated as of December 5, 2001, as supplemented by the First Supplemental Indenture dated as of June 5, 2007, the Second Supplemental Indenture dated as of June 2, 2010, the Third Supplemental Indenture dated as of August 17, 2015, the Fourth Supplemental Indenture dated as of January 26, 2017, the Fifth Supplemental Indenture dated as of March 6, 2019, the Sixth Supplemental Indenture dated as of May 13, 2020, and the Seventh Supplemental Indenture dated January 18, 2024, each among RCLP, as issuer, Regency, as guarantor, and U.S. Bank Trust Company, National Association, as successor in interest to U.S. Bank National Association, as trustee.
The estimated net proceeds from the offering of the Notes are expected to be approximately $393.7 million, after deducting the underwriting discount and other estimated offering expenses payable by RCLP. RCLP intends to use the net proceeds from the offering (i) to reduce the outstanding balance on its line of credit, (ii) for the repayment of its $250 million aggregate principal amount outstanding of 3.90% notes due November 1, 2025 upon their maturity, and (iii) for general corporate purposes, including, but not limited to, the future repayment of other outstanding debt.
The foregoing is not a complete discussion of the Underwriting Agreement and is qualified in its entirety by reference to the full text of the Underwriting Agreement attached to this Current Report on Form
8-K
as Exhibit 1.1, which is incorporated herein by reference.
On May 8, 2025, Regency issued a press release announcing the pricing of the offering. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form
8-K
and is incorporated by reference.

Item 9.01(d)	Financial Statements and Exhibits

1.1	Underwriting Agreement dated as of May 8, 2025 among Regency Centers, L.P., Regency Centers Corporation, and Wells Fargo Securities, LLC, as representative of the underwriters listed therein.

4.1	Form of Global Note for 5.00% Notes due 2032 of Regency Centers, L.P.

4.2	Guarantee of Regency Centers Corporation (included in the Form of Global Note filed as Exhibit 4.1).

5.1	Opinion of Foley & Lardner LLP as to the legality of the securities.

5.2	Opinion of Latham & Watkins LLP as to the legality of the securities.

23.1	Consent of Foley & Lardner LLP (included in Exhibit 5.1).

23.2	Consent of Latham & Watkins LLP (included in Exhibit 5.2).

99.1	Press release issued May 8, 2025.

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the inline XBRL documents).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REGENCY CENTERS CORPORATION

May 13, 2025	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary

REGENCY CENTERS, L.P.

By: Regency Centers Corporation, its general partner

May 13, 2025	By:	/s/ Michael R. Herman
Michael R. Herman, Senior Vice President General Counsel and Corporate Secretary